PROSPECTUS AND			PRICING SUPPLEMENT NO. 26
PROSPECTUS SUPPLEMENT,		Effective at 12:00 PM ET
each dated January 12, 1999	December 7, 1999
CUSIP: 24422ELP2			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,840,850,000

	John Deere Capital Corporation

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each June 10, December 10,
                          commencing on June 10, 2000,
                          and at Maturity

PRINCIPAL AMOUNT:         $25,000,000

DATE OF ISSUE:			        	December 10, 1999

MATURITY DATE:			        	December 10, 2002

INTEREST RATE:			        	6.85% PER ANNUM

REDEMPTION PROVISIONS:			 NONE

PLAN OF DISTRIBUTION:		  	Banc One Capital Markets, Inc.
                          as agent has offered the securities
                          for sale at a purchase price of 99.955%
                          of the aggregate principal amount of
                          the Senior Notes.




Banc One Capital Markets, Inc.